As filed with the Securities and Exchange Commission on August 16, 2019

Registration No. 333-232194

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pareteum Corporation
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4557538 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 984-1096

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Robert H. Turner, Chief Executive Officer and Executive Chairman

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 984-1096

(Address, including zip code, and telephone number,

1including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Fax Number: (212) 930-9725

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share	550,000(1)	$2.90(2)	$ 1,595,000 (2)	$193.31 (3)

(1)	Pursuant to Rule 416 under the Securities Act, the shares of common stock, par value $0.00001 per share ("Common Stock") being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.

(2)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices reported for the shares of Common Stock as reported on the Nasdaq Capital Market on August 13, 2019.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2019

PROSPECTUS

Pareteum Corporation

550,000 Shares

Common Stock

The selling stockholders named in this prospectus under the heading "Selling Stockholders" may offer and sell up to an aggregate of 550,000 shares of our common stock, par value $0.00001 per share ("Common Stock"), from time to time. We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders.

The securities may be offered and sold by the selling stockholders from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See "Plan of Distribution."

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol "TEUM." On August 14, 2019, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.88 per share.

You should read this prospectus and any supplement carefully before you purchase any of our securities. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the "Risk Factors" section of the prospectus and of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference into this prospectus as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated               , 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. The selling stockholders named in this prospectus may from time to time offer and sell up to an aggregate of 550,000 shares of our Common Stock in one or more offerings. This prospectus provides you with a general description of the securities that the selling stockholders may offer and sell. You should carefully read this prospectus, together with the more detailed information regarding our company and our Common Stock that appear elsewhere in this prospectus and any applicable prospectus supplement, together with the additional information (including our financial statements and notes to those statements) that we incorporate in this prospectus by reference (which we describe under the heading "Incorporation of Information By Reference") before investing in any of the securities offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor any selling stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You should not assume that the information in this prospectus or any prospectus accompanying supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our SEC reports and amendments to those reports are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.pareteum.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms "Pareteum," "Company," "we," "us" and "our" refer to Pareteum Corporation and its consolidated subsidiaries.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 that we filed with the SEC on March 18, 2019;

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 that we filed with the SEC on August 9, 2019;

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 that we filed with the SEC on May 10, 2019;

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Our Current Reports on Form 8-K filed with the SEC on February 13, 2019, February 26, 2019, March 12, 2019, May 24, 2019, July 18, 2019, and on Form 8-K/A filed with the SEC on March 12, 2019 and June 13, 2019

The description of our Common Stock contained in our registration statement on Form 8-A filed on November 30, 2011 (Registration no. 001-35360) with the SEC, including any amendment or report filed for the purpose of updating such description;

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, (212) 984-1096, Attention: Edward O’Donnell.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

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We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 and notes incorporated by reference therein, and the consolidated financial statements for iPass Inc. for the fiscal years ended December 31, 2018 and 2017 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks set forth in the "Risk Factors" section of our Annual Report on Form 10-K, as filed with the SEC on March 18, 2019 which is incorporated by reference into this prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC and any applicable prospectus supplement. You should also carefully consider any other information we include or incorporate by reference in this prospectus. Any such risk could cause our business, financial condition or operating results to suffer. The market price of our Common Stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

PARETEUM CORPORATION

Overview

Pareteum Corporation (Nasdaq: TEUM) is a rapidly growing cloud software communications platform company with a mission - to connect every person and every(thing) ™.

Millions of people and devices are connected around the world using Pareteum’s global cloud software communications platform, enhancing their mobile experience. Pareteum unleashes the power of applications and mobile services, bringing secure, ubiquitous, scalable, and seamlessly available voice, video, SMS/text messaging, and data services to our customers, making worldwide communications services easily and economically accessible to everyone. By harnessing the value of our cloud communications platform, Pareteum serves enterprises, communications service providers, early stage innovators, developers, Internet-of-Things (“IoT”), and telecommunications infrastructure providers Pareteum envisions a new mobile communications experience imagining what will be, and delivering now.

With estimates of up to 30 billion devices to be managed and connected the total available market is astoundingly large. Service providers, brand marketing companies, enterprise and IoT providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed, and added through its acquisition of Artilium plc, public limited company registered in England and Wales (“Artilium”) and iPass Inc., patent pending software platforms which are connected to 59 mobile networks in 80 countries using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

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The vast majority of our platform is comprised of our self-developed software and intellectual property, which provides our customers with a great deal of flexibility in how they use our products now and in the future and allows us to be market driven in our future.  We have approximately 40 patents granted in relation to techniques and processes which support our cloud software and communications platform solutions.  Our platform services partners (technologies integrated into our cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world-class technology providers.

Pareteum is a mission focused company empowering every person and every “thing” to be globally connected – ANY DEVICE, ANY NETWORK, ANYWHERE™. The Pareteum cloud communications platform targets large and growing sectors from IoT, Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need Communications-Platform-as-a-Service (CPaaS), which Pareteum delivers. Our solutions have received industry acclaim.

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for mobility and applications will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

The Pareteum Ecosystem

Our value proposition intersects with numerous applications and industries. It is our strong belief that no other company in the CPaaS market offers similarly broad value in such a comprehensive way. An easily accessible open mobility system for the world is difficult to get started because it requires a “network effect”. The network effect is an observable condition that yields increased value to the “new easily accessible open mobility system for the world”, and all users of the system as more users come on board. The essence of this point is that every communication – a transaction – requires both a sender and recipient who are willing to access and use the new system. We aim to provide the marketplace exchange on which these transactions take place, and will attract new users.

Innovative Use Cases

Many sectors, from traditional network operators to disruptive technology and data-driven companies, have found many innovative use cases for our platforms. Beyond simply enabling communications between people and devices, the platforms of Pareteum enable:

➢	Smart homes, including smart appliances, smart energy meters, wearables etc.
➢	Connected cars
➢	Smart cities
➢	Smart logistics and supply chains
➢	Smart healthcare applications
➢	Smart defense

In addition to the foregoing, as a result of certain acquisitions completed in October 2018 and February 2019, the Company has acquired certain intellectual property portfolios, which it now manages through various wholly-owned direct and indirect subsidiaries (the “Acquired IP Rights”). The Company utilizes patent, copyright, trademark and trade secret laws in the United States, Europe, and elsewhere to protect the Acquired IP Rights.

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Business Model

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for communications services will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

However, an easily accessible open mobility system for the world is challenging to scale because it requires a “network effect”. The network effect is the principle that a service yields increased value as it grows. The essence of this point is that our business and our services will grow in value as we grow and scale. We aim to achieve that growth by providing the marketplace exchange on which these communications and transactions take place, and in doing so we attract new users and more customers.

To achieve our desired and rapid growth, we are using our managed services solutions as a launching pad from which to grow our Global Cloud Services Platform and Application Exchange & Developer Platform. This process is already well underway, including with our anchor customer Vodafone.

Go-to-Market and Growth Strategy

Pareteum is in fast-growth mode, which will be achieved through a combination of organic growth as well as targeted and accretive mergers & acquisitions, such as the recent acquisitions of Artilium and iPass, and the purchase of substantially all of the assets of Devicescape Software, Inc., as well as others that will be identified from time to time.

Pareteum continues to win new long-term contractual business. We expect this pace to increase throughout 2019 and beyond. We see many new opportunities, including those that leverage our support of emerging technologies, which is at the heart of our identity management and payment systems integration plans.

Our focus is on selling and implementing new communications services and IoT opportunities as fast as possible, as the world of connected devices and people continues to rise on a daily basis.

We will measure our growth in the numbers of “Connections” that we on-board to our platforms, be it SIM cards, handsets, devices, vehicles etc. As at December 31, 2018, we had approximately 4,609,000 Connections, an increase of 252% over the end of the prior year.

Our go-to-market strategy uses a four-phase approach:

Phase 1:	We continue to attract new subscribers across all verticals to all our platforms through direct sales, existing channel partnerships and new initiatives such as referral programs.

Phase 2:	We will continue to on-board new communication services providers, multiplying our own growth, largely through business development and direct sales in each of our six defined sales regions (North America, Latin America, Europe, Middle East, Africa, and Asia-Pacific).

Phase 3:	We will drive adoption through a twin approach. First, we will be on-boarding more Connections which are already active on our Managed Services and Global Cloud Platforms, as our initial user base. Second, we will be drawing in new customers and end-users to the Application Exchange & Developer Platform. These will be people with the greatest pain point, who are underserved by the current mobility networks and applications (including in developing markets).

Phase 4:	At this stage, our strategic Application Exchange & Developer Platform customers will have their own go-to-market strategy, creating shared value, ranging from traditional consumer strategies to sophisticated B2B and B2B2C strategies, driving and expanding our ecosystem to new heights.

The phases described above are already being implemented, in parallel as far as possible, for the fastest most sustainable growth. This highlights our strategy for accelerating the world’s shift to an open mobility and application network. When we’re successful, it will accelerate the pace of innovation in the world, create more economic freedom, and provide better mobility services to billions of underserved people.s

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CORPORATE INFORMATION

Pareteum Corporation, a Delaware corporation, was originally formed in 2001 as Elephant Talk Communications Corp. as a result of a merger between Staruni Corporation (USA, 1962) and Elephant Talk Limited (Hong Kong, 1994).

In December 2011, the Company moved its listing from the OTCBB to the NYSE MKT (now known as the NYSE American) and its stock began trading at that time under the ticker symbol “ETAK”.

Following approval at the Company’s 2016 annual stockholder meeting, the Company was renamed Pareteum Corporation and on November 3, 2016, the Company started trading on the Exchange under the current ticker symbol “TEUM”. On October 23, 2018, the company moved its listing to Nasdaq under its current ticker symbol “TEUM”.

Pareteum currently has offices in North America, South America, Spain, Bahrain, Singapore, Indonesia, Germany, Belgium, United Kingdom, Russia, Netherlands and India.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders named in this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.00001 per share. As of August 14, 2019, 111,903,762 shares of our Common Stock, and no shares of our preferred stock, were outstanding.

Common Stock

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

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Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our stockholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto.

Our board has the right to fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

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•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Options and Warrants

As of August 15, 2019, we had:

•	8,746,023 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of approximately $2.26 per share;

•	3,173,713 shares of Common Stock issuable upon the exercise of outstanding or issuable warrants with a weighted average exercise price of approximately $2.21 per share.

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SELLING STOCKHOLDERS

The selling stockholders named below may offer to sell from time to time in the future up to an aggregate of 550,000 shares of our Common Stock, which were previously acquired by such stockholders as further described below.

On April 22, 2019, the Company, together with Devicescape Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Holdco” and together with the Company, the “Buyer”) entered into an asset purchase agreement (the “Purchase Agreement”) with Devicescape Software, Inc., a California corporation (“Devicescape”), whereby the Holdco acquired substantially all of the assets of Devicescape, including certain technology that the Company’s subsidiary, iPass, licenses from Devicescape and certain account receivables owed by iPass and other third parties to Devicescape.  In addition to the acquisition of Devicescape’s assets, Holdco assumed certain of its liabilities.  In connection with the acquisition and assumption, and pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company paid cash consideration of $2,000,000, immediately paid off a debt obligation equal to $67,058 owed by Devicescape in order to unencumber certain assets, and issued to Devicescape an aggregate of 400,000 shares of the Company’s common stock.

On May 29, 2019, the Company issued Ali Davachi 150,000 shares as compensation for software development services.

Unless otherwise indicated, each selling stockholder has sole voting and investment power with respect to its shares of Common Stock. All of the information contained in the table below is based solely upon information provided to us by the selling stockholders or otherwise known by us. In addition to the shares offered hereby, the selling stockholders may otherwise beneficially own our shares of Common Stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Common Stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Common Stock.

The number of shares outstanding and the percentages of beneficial ownership are based on 111,903,762 shares of our Common Stock outstanding as of August 14, 2019.

For the purposes of the following table, the number of shares of our Common Stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the selling stockholders have sole or shared voting power or investment power and also any shares which that selling stockholders have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

	Number of Shares Beneficially Owned Prior to the Offering		Number of	Number of Shares Beneficially Owned After the Offering(1)
Name of Selling Stockholders	Number	Percentage	Shares Offered	Number	Percentage
Devicescape Software, Inc.	400,000	*	400,000	0	0
Ali Davachi	150,000	*	150,000	0	0

*	Represents less than 1%.

(1)	Assumes that all shares registered hereunder will be sold by the selling stockholders and that the selling stockholders do not acquire any additional shares.

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PLAN OF DISTRIBUTION

The Common Stock offered by this prospectus is being offered by the selling stockholders. The Common Stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers' transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The selling stockholders are "underwriters" within the meaning of the Securities Act.

Neither we nor the selling stockholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling stockholders, any other stockholders, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholders, and any other required information.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the two-year period ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated in this prospectus by reference from the Pareteum Corporation Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their reports thereon (which report expresses an unqualified opinion for the audit of our consolidated financial statements and a qualified opinion on the effectiveness of our internal controls over financial reporting), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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The report of Squar Milner LLP dated March 18, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expressed an opinion that Pareteum Corporation had not maintained effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

The consolidated financial statements of iPass as of December 31, 2017 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants (the report on the consolidated financial statements contains explanatory paragraphs regarding the company’s ability to continue as a going concern), upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of iPass as of December 31, 2018 and for the year then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor (the report on the consolidated financial statements contains explanatory paragraphs regarding the company’s ability to continue as a going concern and change in accounting principle related to revenue recognition), given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference LLP, New York, New York.

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PART II

Information Not Required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred by us in connection with the registration, issuance and distribution of the securities described in this registration statement being registered hereby.

SEC registration fee	$211
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Transfer agent and miscellaneous expenses	$2,000
Total	$22,211

Item 15.    Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

In accordance with Section 145 of the DGCL, Article XI, Section 23 of Pareteum’s bylaws, Pareteum shall indemnify its directors, officers, employees or other agents to the fullest extent not prohibited by the DGCL or any other applicable law. Pareteum may enter into individual contracts with its directors and, to the fullest extent permitted by law, provide for additional contractual indemnification rights; and, provided, further, that Pareteum shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of Pareteum, (iii) such indemnification is provided by Pareteum, in its sole discretion, pursuant to the powers vested in Pareteum under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of the bylaws. The board of Pareteum shall have the power to delegate the determination of whether indemnification shall be given to any such person, to such officers or other persons as the board shall determine. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, Pareteum must indemnify him or her against the expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection therewith. The rights conferred by the bylaws are not exclusive of any other right which such person may have or thereafter acquire under any applicable statute, provision of the bylaws, agreements, vote of the stockholders or directors or otherwise. The foregoing is a summary of Article XI of Pareteum’s bylaws and is qualified in its entirety by reference to Pareteum’s bylaws which are attached as Exhibit 3.3 hereto.

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Pareteum has entered into indemnification agreements with its executive officers and directors which requires Pareteum, among other things, to (i) indemnify such indemnitees to the fullest extent permitted by law for certain expenses incurred in a proceeding arising out of the indemnitee’s service as a director or officer of Pareteum or of another company or enterprise at the request of Pareteum and (ii) advance such expenses to the indemnitee.

Pareteum also maintains directors’ and officers’ liability insurance. Insofar as the indemnification for liabilities arising under the Securities Act, may be permitted to Pareteum’s directors, officers or controlling persons pursuant to the foregoing provisions, Pareteum has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)          That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger between Pareteum Communication Corporation a Delaware Corporation and Pareteum Communications, Inc., a California Corporation (incorporated by reference to Appendix A to Pareteum Corporation’s Definitive Proxy Statement filed dated July 26, 2011).

2.2	Rule 2.7 Announcement dated June 7, 2018 (incorporated by reference to Exhibit 2.1 to Pareteum Corporation’s current report on Form 8-K dated June 7, 2018).

2.3	Co-operation Agreement, dated June 7, 2018 (incorporated by reference to Exhibit 2.2 to Pareteum Corporation’s current report on Form 8-K dated June 7, 2018).

2.4	Sale and Purchase Agreement, dated March 17, 2010, by and among Pareteum Corporation and the stockholders of ValidSoft Limited other than Enterprise Ireland (incorporated by reference to Exhibit 2.1 to Pareteum Corporation’s current report on Form 8-K dated March 23, 2010).

2.5	Agreement and Plan of Merger by and among iPass Inc., TBR, Inc. and Pareteum Corporation dated November 12, 2018 (incorporated by reference to Pareteum Corporation’s current report on Form 8-k dated November 13, 2018).

3.1	Certificate of Merger (incorporated by reference to Exhibit 3.2 to Pareteum Corporation’s current report on Form 8-K dated October 4, 2011).

3.2	Certificate of Incorporation of Pareteum Communication Corporation, a Delaware Corporation (incorporated by reference to Exhibit 3.2 to Pareteum Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013).

3.3	By-Laws (incorporated by reference to Appendix C of Pareteum Corporation’s Definitive Proxy Statement on Schedule 14A dated July 26, 2011).

3.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Pareteum Corporation’s current report on Form 8-K dated August 29, 2016).

3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock as corrected (incorporated by reference to Exhibit 3.1 to Pareteum Corporation’s current report on Form 8-K dated September 9, 2016).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Preferred Stock (incorporated by reference to Exhibit 3.1 to Pareteum Corporation’s current report on Form 8-K dated November 3, 2016).

3.7	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Pareteum Corporation’s current report on Form 8-K dated November 3, 2016).

3.8	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Pareteum Corporation’s current report on Form 8-K dated February 27, 2017).

3.9	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Pareteum Corporation’s current report on Form 8-K dated November 8, 2017).

4.1	Form of Warrant, dated November 17, 2014, issued to Corbin Mezzanine Fund I, L.P. (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on November 21, 2014).

4.2	Form of Conversion Letter Agreement, dated November 17, 2014, issued to Saffelberg Investments NV (incorporated by reference to Exhibit 4.2 to Pareteum Corporation’s current report on Form 8-K filed on November 21, 2014).

4.3	Form of Warrant, dated November 17, 2014, issued to Saffelberg Investments NV (incorporated by reference to Exhibit 4.3 to Pareteum Corporation’s current report on Form 8-K filed on November 21, 2014).

4.4	Form of Warrant, dated July 9, 2015, issued to Corbin Mezzanine Fund I, L.P (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on July 14, 2014).

4.5	Form of Warrant, dated July 9, 2015, issued to Corbin Mezzanine Fund I, L.P (incorporated by reference to Exhibit 4.2 to Pareteum Corporation’s current report on Form 8-K filed on July 14, 2014).

4.6	Form of Warrant issued in the 9% Unsecured Subordinated Convertible Promissory Note Financing (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on December 24, 2015).

4.7	Corbin Warrant, dated December 27, 2016 issued to Corbin Mezzanine Fund I, L.P to purchase 27,051,627 shares of Common Stock (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on December 29, 2016).

4.8	ACM Warrant, dated December 27, 2016 issued to ACM Carry-I LLC to purchase 4,773,817 shares of Common Stock (incorporated by reference to Exhibit 4.2 to Pareteum Corporation’s current report on Form 8-K filed on December 29, 2016).

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4.9	Amendment No. 1 to Corbin Warrant, dated March 31, 2017 (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on April 6, 2017).

4.10	Amendment No. 1 to ACM Warrant, dated March 31, 2017 (incorporated by reference to Exhibit 4.2 to Pareteum Corporation’s current report on Form 8-K filed on April 6, 2017).

4.11	Form of New Warrant (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on July 17, 2017).

4.12	Form of Warrant (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on December 1, 2017).

4.13	Form of Warrant (incorporated by reference to Exhibit 4.1 to Pareteum Corporation’s current report on Form 8-K filed on February 13, 2019

5.1	Opinion of Sichenzia Ross Ference*

10.1	Contract between Vodafone Enabler Espana, S.L. and Pareteum Europe Holding, B.V., dated November 1, 2013 (incorporated by reference to Exhibit 10.11 to Pareteum Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2013).

10.6	Release and Settlement Agreement, dated as of June 12, 2015, by and between Pareteum de Mexico, S.A.P.I. de C.V., Pareteum Europe Holding BV, and Pareteum Corporation, and Iusacell, S.A., de C.V. (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K filed on June 16, 2015).

10.7	Severance Agreement, dated as of November 16, 2015, between Pareteum Corporation and Steven van der Velden (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K filed on November 17, 2015).

10.8	Form of Subscription Agreement issued in the 9% Unsecured Subordinated Convertible Promissory Note Financing (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K filed on December 24, 2015).

10.9	Form of 9% Unsecured Subordinated Convertible Promissory Note issued in the 9% Unsecured Subordinated Convertible Promissory Note Financing (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K filed on December 24, 2015).

10.10	Amended and Restated Pareteum Corporation 2008 Long-Term Incentive Compensation Plan (incorporated by reference to Annex A to t Pareteum Corporation’s definitive proxy statement on Schedule 14 A filed on November 21, 2013).

10.12	Subscription Agreement (incorporated by reference to Exhibit 3.1 to Pareteum Corporation’s current report on Form 8-K dated September 9, 2016).

10.13	Form of Share Purchase Agreement dated September 30, 2016 (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated October 6, 2016).

10.14	Promissory Note dated September 30, 2016 (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K dated October 6, 2016).

10.15	License Agreement dated September 30, 2016 (incorporated by reference to Exhibit 10.3 to Pareteum Corporation’s current report on Form 8-K dated October 6, 2016).

10.16	Subscription Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated November 3, 2016).

10.17	Letter Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated December 21, 2016).

10.21	Agreement, dated March 30, 2017 (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated March 31, 2017).

10.22	Amendment, dated March 31, 2017 (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated April 6, 2017).

10.23	Form of Warrant Exercise Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated July 17, 2017).

10.24	Pareteum Corporation 2017 Long-Term Incentive Compensation Plan (incorporated by reference to Appendix A to Pareteum Corporation’s definitive proxy statement on Schedule 14 A filed on July 27, 2017).

10.25	Placement Agency Agreement, dated October 5, 2017, between Pareteum Corporation and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated October 5, 2017).

10.26	Form of Share Exchange Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated October 16, 2017).

10.27	Form of Strategic Alliance Agreement (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K dated October 16, 2017).

10.28	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated December 1, 2017).

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10.29	Form of Placement Agreement (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K dated December 1, 2017).

10.30	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated May 9, 2018).

10.31	Form of Placement Agreement (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K dated May 9, 2018).

10.32	Management Services Agreement (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated June 7, 2018).

10.33	Amendment dated June 7, 2018 to Management Services Agreement (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K dated June 7, 2018).

10.34	Consent and Amendment No. 1 to Credit Agreement by and among iPass Inc., iPass IP LLC, Fortress Credit Corp., FIP UST LP and DBD Credit Funding LLC (incorporated by reference to Exhibit 10.1 to Pareteum Corporation’s current report on Form 8-K dated February 13, 2019).

10.35	Joinder to Security Agreement by Pareteum Corporation (incorporated by reference to Exhibit 10.2 to Pareteum Corporation’s current report on Form 8-K dated February 13, 2019).

10.36	Joinder to Guarantee by Pareteum Corporation (incorporated by reference to Exhibit 10.3 to Pareteum Corporation’s current report on Form 8-K dated February 13, 2019).

10.37	Joinder to Pledge Agreement by Pareteum Corporation (incorporated by reference to Exhibit 10.4 to Pareteum Corporation’s current report on Form 8-K dated February 13, 2019).

10.38***	Credit Agreement between Pareteum Corporation and certain subsidiaries of Pareteum Corporation, Post Road Administrative Finance, LLC and Post Road Special Opportunity Fund I LLP (incorporated by reference to Exhibit 10.38 to Pareteum Corporation’s Annual Report on Form 10-K filed on March 18, 2019)

10.39***	Security Agreement between Pareteum Corporation and certain subsidiaries of Pareteum Corporation, Post Road Administrative Finance, LLC and Post Road Special Opportunity Fund I LLP (incorporated by reference to Exhibit 10.39 to Pareteum Corporation’s Annual Report on Form 10-K filed on March 18, 2019)

10.40***	Patent Security Agreement between Pareteum Corporation and certain subsidiaries of Pareteum Corporation, Post Road Administrative Finance, LLC and Post Road Special Opportunity Fund I LLP (incorporated by reference to Exhibit 10.40 to Pareteum Corporation’s Annual Report on Form 10-K filed on March 18, 2019)

10.41***	Trademark Security Agreement between Pareteum Corporation and certain subsidiaries of Pareteum Corporation, Post Road Administrative Finance, LLC and Post Road Special Opportunity Fund I LLP (incorporated by reference to Exhibit 10.41 to Pareteum Corporation’s Annual Report on Form 10-K filed on March 18, 2019)

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to Pareteum Corporation’s Annual Report on Form 10-K filed on March 18, 2019)

23.1*	Consent of Sichenzia Ross Ference LLP (Included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Squar Milner LLP

23.3*	Consent of Grant Thornton LLP

23.4*	Consent of BDO USA LLP

24.1	Power of Attorney (included on the signature page of our Registration Statement on Form S-3 filed with the SEC on June 19, 2019 and incorporated herein by reference).

*	Filed Herewith
**	Employee Compensation Plan
***	Confidential Treatment has been granted for certain portions of this Exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 16, 2019.

Pareteum Corporation

By:	/s/ Robert H. Turner
	Name:	Robert H. Turner
	Title:	Chief Executive Officer and Executive Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert H. Turner	Chief Executive Officer and Executive Chairman	August 16, 2019
Robert H. Turner	(Principal Executive Officer)

/s/ Edward O’Donnell	Chief Financial Officer	August 16, 2019
Edward O’Donnell	(Principal Financial and Accounting Officer)

/s/ *	Director	August 16, 2019
Yves van Sante

/s/ *	Director	August 16, 2019
Luis Jimenez-Tuñon

/s/ *	Director	August 16, 2019
Robert Lippert

*By:	/s/ Robert H. Turner	As Attorney-in-Fact	August 16, 2019
Robert H. Turner

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